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                                                                    EXHIBIT 11.2

                            APPLIEDTHEORY CORPORATION

                CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                           THREE MONTHS ENDED
                                                           SEPTEMBER 30, 1998
                                                           ------------------
Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period                  11,040,751
     Weighted average shares issued during three months
     ended September 30, 1998 (4,003,432 shares)                 2,498,984
                                                              ------------
                                                                13,539,735
                                                              ============

Net loss                                                      $ (1,255,000)
                                                              ============

Loss per share attributable to common stockholders            $      (0.09)
                                                              ============



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(1)For a discussion of loss per share, see Note B of the Notes to the Financial
   Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 1999.


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